UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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CERTEGY INC.
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The following are questions and answers provided to Certegy Inc.’s employees concerning Certegy’s proposed merger with Fidelity National Information Services, Inc.

Certegy Employee

Questions On

Benefits

Q- If I have a loan from my 401(k) plan, and have not completed paying it off by the time we switch 401(k) plans, will the loan and payments roll over to the new 401(k) or will I be expected to pay the rest in one lump sum?

A- You will need to continue to pay off any outstanding loans as you do today.  Sometime in 2006, Certegy and FIS will consider combining their plans into a single 401(k) plan.  We expect that if the plans are combined, loan repayments would continue on their same schedule, but this issue has not yet been discussed or decided.

Q -Good Morning, I have been with Certegy for 30 years. I am concerned as to what will happen to my pension plan.

A- The Certegy pension plan is subject to special Internal Revenue Service and Department of Labor rules that protect a participant’s rights and benefits in the pension plan.  Generally, all accrued benefits under the pension plan must be maintained and may not be taken away from participants.  We review our benefit plans regularly to determine if changes are advisable.  As part of the merger process, we will also be reviewing our benefit plans to determine how and when to best integrate the benefit plans of both Certegy and FIS.  If we decide to make any material changes to the pension plan, you will be provided notice of such changes.

Q- Will former AccuChek employees be allowed to use their “Adjusted Service Date” for the pension plan?

A- No. The reason your previous employment with AccuChek was not granted toward Certegy’s Pension plan is because AccuChek did not have a pension plan and therefore no assets were transferred to our plan for a prior service benefit.  We began your pension service in the Certegy plan with your Certegy employment date.  All benefit plan effective dates began Sept 1, 2001, the day after the AccuChek plans ended.  The only plans that used previous AccuChek employment were the FSA Healthcare account and Short Term Disbability which required one year of service to be eligible for participating - so the previous employment could be used to satisfy the one year rule.  All service credited to you by Certegy under its plans will be credited to you under similar plans after the merger.

Q- Will our health benefits be changing?  Who will the new provider be, or will it still be United Health Care? Will any additional services be provided as a result of this merger?  Are they going to change our current vacation/holiday/sick times? Are they going to revise our current attendance policy.

A- Other than any changes already planned by Certegy for 2006 with respect to its health benefits (which will be explained during the open enrollment process), we expect our health benefits to remain the same for at least six months following the completion of the merger.  With respect to your other questions, an integration team will be created to begin a process of reviewing several areas to include HR Policies, Compensation, Benefit Plans and Stock Option Plans, as well as facilities and other business operations. The integration review process is expected to take several weeks or longer. Your question(s) are important to us and we want to respond as soon as possible, but in most cases the answers will depend on decisions resulting from the integration efforts (or integration team evaluations). We appreciate your patience as we work through this process and will respond to your questions in a diligent manner.

Q- Some of us are due an additional week of vacation next year for 15 years of service; will we still be receiving this additional week?

A- This information is unknown at this time.  An integration team is being created to review several areas including HR Policies, Compensation, Benefit Plans, and Stock Options.  We expect the integration team will review the vacation policies of both Certegy and FIS to determine if any changes are recommended.

Q- Does Fidelity National Information Systems, Inc. offer any (even if minimal) benefits to their part-time employees?

A- This information is unknown at this time.  An integration team is being created to begin a process of reviewing several areas including HR Policies, Compensation, Benefit Plans and Stock Option Plans, as well as facilities and other business operations. The integration review process is expected to take several weeks or longer. Your question(s) are important to us and we want to respond as soon as possible, but in most cases the answers will depend on decisions resulting from the integration efforts (or integration team evaluations). We appreciate your patience as we work through this process and will respond to your questions in a diligent manner.

Q- Does FIS have BC/BS or United as their carrier, or do they have another company?

A- FIS currently uses several different insurers for its various benefit plans.  An integration team will be reviewing the existing benefit plans of Certegy and FIS to make recommendations with respect to the future integration of the various plans.

Q- I have a question regarding vesting in the pension and 401(k) plans.  I have been an employee since June 1997 from Equifax, to EDS, to Certegy.  Certegy didn’t qualify our EDS time but counted our Equifax time so I currently have over 4 years in.  I won’t have my 5th until August of 2006.  Since this merger will be fully completed before then, will I be considered vested in August next year or is all time null and voided unless you have 5 years vested prior?

A-  All service credited to you by Certegy under its plans will be credited to you under similar plans after the merger.

Certegy Employee Policy

Questions

Q- Will the dress code change with the new merger or stay business casual?

A- We do not expect the dress code policy to change.

Q- We understand that Fidelity has many subsidiaries or units. Once the merger is completed can we post to other positions from this group of companies (for example, Fidelity National Title Group)?

There will be no legal integration of job openings with the new company prior to the closing of the merger transaction.  Once the merger is complete, we expect to integrate some of the job posting process but we do not know, at this time, whether it will extend beyond the FIS group of companies to companies such as the Fidelity National Title Group.

Q-. Will FNIS include sexual orientation in its non-discrimination policy?

Will FNIS offer domestic partner benefits to employees?

A- Integration teams will be created to begin a process of reviewing several areas to include HR Policies, Compensation, Benefit Plans and Stock Option Plans, as well as facilities and other business operations. The integration review process is expected to take at least several weeks, and some integration issues will continue to be reviewed after the merger is complete. Your questions are important to us and we want to respond as soon as possible, but in many cases the answers will depend on decisions resulting from the integration efforts (or integration teams’ evaluations). We appreciate your patience as we work through this process and will respond to your question in a diligent manner.

Q- Will FNIS offer corporate matching for charitable contributions?

A- Integration teams will be created to begin a process of reviewing several areas to include HR Policies, Compensation, Benefit Plans and Stock Option Plans, as well as facilities and other business operations. The integration review process is expected to take at least several weeks, and some integration issues will continue to be reviewed after the merger is complete. Your questions are important to us and we want to respond as soon as possible, but in many cases the answers will depend on decisions resulting from the integration efforts (or integration teams’ evaluations). We appreciate your patience as we work through this process and will respond to your question in a diligent manner.

Other Employee Questions

Q- As with any merger there is always attrition - be it voluntary or involuntary.  What are the anticipated individual attrition rates for both organizations?

A- As we move forward, we will be establishing an integration team that will look for synergies between the two groups of companies.  It is unknown what the anticipated attrition rates may be.

Q- Is Equifax now out of the picture with Certegy?  I assume that Fidelity National Information Services is taking the place of our parent Equifax and Certegy will no longer have relations with Equifax.  Is this correct?

A- When Certegy was spun-off from Equifax in 2001, the then shareholders of Equifax became the shareholders of Certegy and Equifax ceased to be Certegy’s parent.

Q- Will the merger result in any changes to our client intake procedures?

A- As part of the integration process, an integration team will be reviewing policies and procedures of both companies.

Additional Information and Where to Find It

In connection with the proposed merger, Certegy Inc. will file a proxy statement with the Securities and Exchange Commission.  INVESTORS AND SECURITY HOLDERS ARE ADVISED TO READ THE PROXY STATEMENT WHEN IT BECOMES AVAILABLE BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION.  Investors and security holders may obtain a free copy of the proxy statement (when available) and other documents filed by Certegy and Fidelity National Information Services, Inc. with the Commission at the Commission’s website at http://www.sec.gov.  Free copies of the proxy statement once available, and each company’s other filings with the Commission may also be obtained from the respective companies.  Free copies of Certegy’s filings may be obtained by going to Certegy’s Investor Relations Page or its corporate website at www.certegy.com or by directing a request to Investor Relations, Certegy Inc., 100 Second Avenue South, Suite 1100S, St. Petersburg, FL  33701.  Free copies of Fidelity National Financial’s filings may be obtained by directing a request to Fidelity National Financial’s corporate website at www.fnf.com or by directing a request to Investor Relations, Fidelity National Financial, Inc., 601 Riverside Avenue, Jacksonville, FL, 32204.

Certegy, Fidelity National Financial, and their respective directors, executive officers and other members of their management and employees may be participants in soliciting proxies from Certegy shareholders in favor of the merger.  A description of any interests that Certegy’s executive officers and directors may have in the Merger will be available in the proxy statement.  Information concerning Fidelity National Financial’s directors and executive officers is set forth in Fidelity National Financial’s proxy statement for its 2005 annual meeting of stockholders, which was filed with the SEC on April 28, 2005, and its annual report on Form 10-K filed with the SEC on March 16, 2005.  These documents are available free of charge at the SEC’s website www.sec.gov or by going to Fidelity National Financial’s Investor Relations page on its corporate website at www.fnf.com.

Cautionary Language Concerning Forward-Looking Statements

Information set forth herein may financial estimates and other forward-looking statements that are subject to risks and uncertainties, and actual results might differ materially. Such statements include, but are not limited to, any expectations concerning accretions to earnings, levels of revenue, EBITDA, and other financial results, statements about the benefits of the Merger, including future operating results, business synergies, and the plans, objectives, expectations and intentions of the combined companies and other statements that are not historical facts which may be expressed herein.   Such statements are based upon the current beliefs and expectations of the management of Certegy and FNF and are subject to significant risks and uncertainties (many of which are difficult to predict) that may cause actual results to differ materially from those set forth in, or implied by, the forward-looking statements.

The following factors, among others, could cause actual results to differ from those set forth in the forward-looking statements: the ability to obtain governmental and Certegy shareholder approvals of the transaction on the proposed terms and schedule; the risk that the businesses will not be integrated successfully; the risk that the anticipated cost savings and any other synergies from the transaction may not be fully realized or may take longer to realize than expected; disruption from the transaction making it more difficult to maintain relationships with customers, management and key employees or suppliers; diversion of management attention from business operations as a result of time demands attendant to the merger; failure to accurately forecast restructuring charges and allocations or the impact of any equity based compensation expense; competition and its effect on pricing, spending, third-party relationships and revenues.   Additional factors that may affect future results are contained Certegy’s and FNF’s filings with the SEC, which are available at the SEC’s Web site www.sec.gov.